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                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported): July 10, 1998


                                  THE GNI GROUP, INC.
                (Exact name of registrant as specified in its charter)

        DELAWARE                       0-10735                 76-0232338
(State or other jurisdiction    (Commission file number)     (IRS employer
     of  incorporation)                                    identification no.)



          2525 BATTLEGROUND ROAD DEER PARK, TEXAS             77536-0220
          (Address of principal executive offices)            (Zip code)



       Registrant's telephone number, including area code: (281) 930-0350





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Item 5.        Other Events.

        On July 10, 1998, the Company was awarded a contract to blend and recycle a mixture of gasoline, polystyrene and benzene for the U.S. Navy. The Company will be a subcontractor to Battelle Memorial Institute ("Battelle"), the primary U.S. Navy contractor for the project. During the 25-month term of the subcontract, the Company could recycle up to approximately 3.4 million gallons of the fuel mixture and up to approximately 2.5 million pounds of shredded aluminum canisters. However, under the subcontract, Battelle has no obligation to ship the material to the Company, and management has been advised that Battelle will be conducting further negotiations with two other firms for additional contract awards. In the event that the Company disposes of the entire volume, management estimates that the subcontract would generate approximately $9 million of revenues for the Company.

Item 7.        Financial Statements and Exhibits.

        (c)    Exhibits


Exhibit
Number                 Identification of Exhibit
-------                -------------------------
99.1            Press Release of The GNI Group, Inc. dated July 10, 1998







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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE GNI GROUP, INC.
                                            (Registrant)



                                    By:/s/ Carl V Rush, Jr.
                                       --------------------------
                                            Carl V Rush, Jr.
                                            President


Dated: July 15, 1998







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                                   INDEX TO EXHIBITS


Exhibit
Number                Identification of Exhibit
-------               -------------------------
99.1                  Press Release of The GNI Group, Inc. dated July 10, 1998





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